Exhibit 10.1
AMENDMENT NO. 6 TO TRANSACTION DOCUMENTS AND CONSENT
Dated as of September 17, 2008
THIS AMENDMENT NO. 6 TO TRANSACTION DOCUMENTS AND CONSENT (this “Amendment No. 6”) is entered into by and among MVL Film Finance LLC (the “Borrower”), MVL Productions LLC (“MPROD”), Marvel Studios, Inc. (“Marvel Studios”) Marvel Entertainment, Inc. (“MEI” and together with the Borrower, MPROD and Marvel Studios, collectively, the “Marvel Parties”), HSBC Bank USA, National Association, in its capacities as Collateral Agent and Collection Account Bank (the “Collateral Agent”) and Ambac Assurance Corporation, in its capacity as Control Party (as defined in the Credit Agreement referred to below) (“Ambac”). All capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement referred to below, or, if not defined therein, in the Master Agreement referred to below.
PRELIMINARY STATEMENTS:
(1) WHEREAS, reference is made to (i) the Credit and Security Agreement dated as of August 31, 2005 (the “Credit Agreement”) among the Borrower, the financial institutions and commercial paper conduits from time to time party thereto, General Electric Capital Corporation, as Administrative Agent, and the Collateral Agent, (ii) the Master Development and Distribution Agreement dated as of August 31, 2005 (the “Master Agreement”) among the Marvel Parties, (iii) Amendment No. 1 to Transaction Documents dated as of September 29, 2006 (“Amendment No. 1”), Amendment No. 2 to Transaction Documents dated as of February 21, 2007 (“Amendment No. 2”), and Amendment No. 3 to Transaction Documents dated as of April 13, 2007 (“Amendment No. 3”) each by and between the Marvel Parties, Marvel Characters, Inc., MVL Rights LLC, Ambac and the Collateral Agent, and (iv) Acknowledgement No. 1 to Transaction Documents dated as of April 6, 2007 (“Acknowledgment No. 1”), Amendment No. 4 to Transaction Documents dated as of January 15, 2008 (“Amendment No. 4”) and Amendment No. 5 to Transaction Documents dated as of March 7, 2008 (“Amendment No. 5”) each by and among Ambac, Marvel Studios, MPROD and the Borrower;
(2) WHEREAS, the Marvel Parties have asked Ambac to consent to: (i) the termination of the Paramount Agreement other than with respect to the Completed Motion Picture, Iron Man; (ii) the entry by MPROD into a new Distribution Agreement dated as of September 18, 2008 by and among Paramount Pictures Corporation and Viacom Overseas Holdings C.V. on the one hand and MPROD on the other which is attached hereto as Exhibit A (the “Paramount Output Agreement”); and (iii) the inclusion of such agreement as a Studio Distribution Agreement under the Transaction Documents; and
(3) WHEREAS, in connection with the Paramount Output Agreement and on the terms and subject to the conditions set forth herein, MEI has agreed, as a condition of each Initial Funding for a Motion Picture after the date hereof, to fund an amount equal to thirty-three percent (33%) of the Budget of such Motion Picture;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:
SECTION 1.
(a) Consent to Paramount Output Agreement. Ambac hereby consents to: (i) the termination of the Paramount Agreement other than with respect to the Completed Motion Picture, Iron Man; (ii) the entry by MPROD into the Paramount Output Agreement; and (iii) the inclusion of the Paramount Output Agreement as a Studio Distribution Agreement under the Transaction Documents.
(b) Defined Terms. Each of the following defined terms set forth in Section 1(a) of the Master Agreement is hereby amended in its entirety to read as follows or, as applicable, added in its proper alphabetical order:
“Gross Receipts” means, with respect to a Completed Film, the sum of (i) all “Gross Receipts” (as defined in the Studio Distribution Agreement) for such Completed Film and (ii) all non-refundable amounts derived from the exploitation of the Reserved Distribution Rights for such Completed Film received by MVL to the extent any such amount is not a Co-Financing Amount for such Completed Film (e.g., minimum guarantees with respect to the sale of the Reserved Foreign Distribution Rights or loans made by production lenders secured by the Reserved Foreign Distribution Rights). Notwithstanding the foregoing, for purposes of calculating Participations and Residuals payable to any Person, Gross Receipts shall include Co-Financing Amounts. For the avoidance of doubt, all amounts received by MPROD in connection with the exercise of its VOD and DTO Distribution Rights under the Paramount Output Agreement less Distribution Fees and MPROD’s Distribution Expenses for such rights shall be included in Gross Receipts and Gross Receipts shall include Reserved Foreign Gross Receipts.
“MEI Paramount Pre-Sale Amounts” shall have the meaning set forth in Section 5.02(xxiii) of the Credit Agreement.
“MPROD Distribution Expenses” means P&A Costs and Expenses expended by MPROD pursuant to Section 5.2 of the Paramount Output Agreement allocable to the Paramount Output Motion Pictures which were actually paid by or on behalf of the Master Distributor (or at its direction) only to the extent such P&A Costs and Expenses (a) were not Deducted at Source and (b) do not exceed the upper range of the Minimum/Maximum Distribution Expenses (as defined in the Paramount Output Agreement) without the consent of the Control Party.
“Paramount Output Motion Pictures” means the Motion Pictures that will be distributed by Paramount pursuant to the Paramount Output Agreement.
“Reserved Foreign Gross Receipts” means all Gross Receipts with respect to the Reserved Foreign Distribution Rights for the Paramount Output Motion Pictures. For the avoidance of doubt, Reserved Foreign Gross Receipts shall include amounts received from Tele Müenchen Fernseh GmbH & Co. Produktionsgesellschaft with respect to the Reserved Foreign Distribution Rights for the Paramount Output Motion Pictures.

“Reserved Foreign Collection Account” means a segregated trust account in the name of the Collateral Agent maintained at HSBC Bank USA, National Association, 452 Fifth Avenue, New York, NY 10018 (ABA #021001088) to be established by the Borrower within twenty (20) Business Days of the date of this Amendment No. 6. Immediately upon establishment of the Reserved Foreign Collection Account, the Marvel Parties shall notify Ambac, the Collateral Agent and the Administrative Agent of the account number for such account.
“Studio Distribution Agreement” means (i) the Paramount Agreement (with respect to the Completed Motion Picture Iron Man), (ii) the Universal Hulk Agreement (with respect to Distribution Rights related to the Marvel character known as “The Hulk” only), (iii) the Paramount Output Agreement or (iv) such other distribution agreement with any other Studio Distributor other than with respect to the Reserved Distribution Rights in form and substance satisfactory to MVL and the Control Party, in each case, as amended, restated, supplemented or otherwise modified from time to time with the prior written consent of MVL and the Control Party; provided, however, that the Control Party’s consent with respect to any such other distribution agreement or amendment, restatement, supplement or modification may be withheld (i) with respect to any terms referenced in the definition of Approvable Distribution Term Change, at the sole discretion of the Control Party, and (ii) in the case of any other provisions, only in the event the Control Party determines, in its reasonable judgment, that such agreement or modification will have a material adverse effect on the rights of the Secured Parties under the Credit Agreement or of the Control Party under the Transaction Documents taken as a whole and as in effect as of the Closing Date and only after the Control Party has advised MPROD in writing of the specific terms causing it to withhold its consent.
“Viacom Guaranty” means the guaranty issued by Viacom Inc. dated September 1, 2005 for the benefit of MPROD and MVL and the guaranty to be issued by Viacom Inc. pursuant to Section 36.1 of the Paramount Output Agreement.
(c) Collection of Reserved Foreign Gross Receipts. Section 3(f) of the Master Agreement is hereby amended and restated as follows:
“(f) (i) Collection of Gross Receipts. The Master Distributor shall be responsible for entering into Distribution Agreements which provide for the collection, tracking, holding and remitting of all Gross Receipts in accordance with the terms of this Agreement. The Master Distributor shall exercise the same degree of diligence and skill in the performance of its duties hereunder as it applies to its own property, and shall take or cause to be taken all such actions as may be necessary or desirable to collect such Gross Receipts from time to time, all in accordance with applicable Law. The Master Distributor shall (A) instruct all Subdistributors and other obligors to cause all monies constituting Gross Receipts which are payable to the Master Distributor pursuant to the terms of any Distribution Agreement to be remitted by such Subdistributor or other obligor directly to the Collection Account, provided however that Reserved Foreign Gross Receipts shall be remitted instead by such Subdistributor or other obligor directly to the Reserved Foreign Collection Account and (B) with respect to any monies constituting Gross Receipts received by the Master Distributor or any other Marvel Company, cause such monies (i) with respect to Reserved Foreign Gross Receipts, to be deposited into the Reserved Foreign Collection Account and (ii) with respect to all other Gross Receipts, to be deposited in the Collection Account, respectively, within two (2) Business Days of such Person’s receipt of the same. Notwitstanding the foregoing or any other provision of the Transaction Documents, the Master Distributor shall have the right to: (i) deduct or cause its Subdistributors to deduct from Reserved Foreign Gross Receipts and reimburse the Master Distributor all MPROD Distribution Expenses with respect to the Reserved Territories (as defined on Exhibit B hereto); and (ii) deduct or cause its Subdistributors to deduct from all other Gross Receipts and reimburse the Master Distributor all MPROD Distribution Expenses with respect to the Territory (as defined in the Paramount Output Agreement) other than the Reserved Territories. Reimbursements for MPROD Distribution Expenses pursuant to the preceding sentence shall be paid to the Master Distributor at the Master Distributor Account. The Master Distributor is under no obligation to expend any MPROD Distribution Expenses and any amount that the Master Distributor is reimbursed hereunder with respect to a MPROD Distribution Expense may distributed by the Master Distributor to any other Marvel Company. The Master Distributor may, in its sole discretion, but shall not be obligated to, make advances (“Master Distributor Advances”) to the Collection Account for purposes of making the payments described in Section 3.01(c) of the Credit Agreement, provided, that no such Master Distributor Advance shall be made unless the Master Distributor reasonably believes that such Master Distributor Advance will be subsequently recouped under Section 3.01(c)(ii) of the Credit Agreement.”
(ii) Reserved Foreign Collection Account. Within twenty (20) Business Days of the date of this Amendment No. 6, the Borrower shall establish the Reserved Foreign Collection Account with the Collection Account Bank. Without limiting Article IV of the Credit Agreement, the Borrower hereby grants a security interest to the Collateral Agent, for the benefit of the Secured Parties, in the Reserved Foreign Collection Account and all amounts and investments on deposit or held therein to secure all Obligations of the Borrower to the Secured Parties under the Credit Agreement and the other Transaction Documents. The Borrower hereby agrees that the Collateral Agent shall have exclusive dominion and control over the Reserved Foreign Collection Account and that the Collection Account Bank will comply solely with instructions originated by the Collateral Agent (i) directing disposition of the funds or (ii) directing transfer or redemption of the financial assets in the Reserved Foreign Collection Account without further consent by the Borrower or any Marvel Company but with notice thereto; provided, that until the Collateral Agent provides notice to the contrary to the Collection Account Bank, the Collection Account Bank shall be entitled to comply with the investment directions originated by the Borrower without further consent by the Collateral Agent. The Borrower shall not instruct the Collection Account Bank to withdraw or transfer any funds or financial assets held in the Reserved Foreign Collection Account. The taxpayer identification number associated with the Reserved Foreign Collection Account shall be that of the Borrower and the Borrower will report for federal, state and local income tax purposes, the income, if any, represented by the Reserved Foreign Collection Account. The Collection Account Bank and the Collateral Agent shall be entitled to rely on this Section notwithstanding any contrary provision herein and the Borrower agrees to enter into a separate control agreement with respect to the Reserved Foreign Collection Account pursuant to Section 4.07 of the Credit Agreement.

On each Quarterly Payment Date, the Collateral Agent shall instruct the Collection Account Bank in writing to apply all funds in the Reserved Foreign Collection Account that have not been previously applied hereunder (including any investment earnings received with respect to such funds) in the following order of priority in accordance with a settlement report certified to be accurate and complete by the chief financial officer of MPROD setting forth the source of all Reserved Foreign Gross Receipts and application of such funds (and such other information as reasonably requested by the Control Party):
(i) first, to MEI until MEI has recouped all outstanding MEI Paramount Pre-Sale Amounts (which recoupment, for the avoidance of doubt, shall be on a crossed basis between all funded MEI Paramount Pre-Sale Amounts for all Paramount Output Motion Pictures then outstanding); and
(ii) thereafter, to the Collection Account to be distributed in accordance with 3.01(c). For the avoidance of doubt, MEI shall not be entitled to recoup any MEI Paramount Pre-Sale Amounts from funds that have been distributed to the Collection Account pursuant to this Section 3(f)(ii) (i.e., there shall be no clawback of amounts released from the Reserved Foreign Collection Account into the Collection Account pursuant to this Section).”
(d) The first two sentences of Section 4(a) of the Master Agreement are hereby amended and restated as follows (with the underlined text being the addition thereto):
“With respect to each Completed Film, the Master Distributor shall use its good faith efforts to cause the Studio Distributor to remit Gross Receipts, if any, and in accordance with the terms of the applicable Distribution Agreement, directly to the Collection Account or the Reserved Foreign Collection Account (as applicable in accordance with Section 3(f) hereunder) after Deducting at Source its permitted deductions as specified below. With respect to each Completed Film, the Master Distributor shall use its good faith efforts to cause each Subdistributor with respect to the Reserved Distribution Rights to remit Gross Receipts, if any, directly to the Collection Account or the Reserved Foreign Collection Account (as applicable in accordance with Section 3(f) hereunder) after Deducting at Source its permitted deductions as specified in the Distribution Agreement applicable to such Subdistributor.”
(e) Section 4(b) of the Master Agreement is hereby amended and restated as follows (with the underlined text being the addition thereto):
(b) Payments and Computations. The Master Distributor shall use its good faith efforts to cause all amounts to be paid directly to the Collection Account and the Reserved Foreign Collection Account in accordance with Section 3(f)(i)(A), and shall pay all amounts to be paid by the Master Distributor under Section 3(f)(i)(B) in accordance with the terms hereof by no later than 11:00 a.m. (New York City time) on the day when due in Dollars in same day funds, and shall not be subject to, and shall be paid by the Master Distributor free and clear of, any offset, counterclaim or defense whatsoever.”

(f) Clause (5) of Section 11(a) of the Master Agreement is hereby amended and restated as follows (with the underlined text being the addition thereto):
“(5) the failure of MPROD to remit Gross Receipts received by it pursuant to Section 3(f) to the Collection Account or the Reserved Foreign Collection Account as required herein,”
(g) Credit Agreement Defined Terms. The following defined term set forth in the Credit Agreement is hereby amended in its entirety to read as follows:
“Securities Accounts” means the Collection Account, the Reserved Foreign Collection Account, the Class A Liquidity Reserve Account and the Borrower Blocked Account.”
(h) Insurance. Section 2.08(c) of the Credit Agreement is hereby amended and restated as follows (with the modified text being underlined hereunder):
“Deemed Prepayments. The proceeds of payments made to the Collateral Agent by the Completion Guarantor under a Completion Bond for a Motion Picture which has been abandoned, and any proceeds from insurance policies related to such Motion Picture provided in accordance with Section 7(a)(vii) of the Master Agreement, in each case to the extent not paid to the Completion Guarantor, shall be deemed to be prepayments hereunder, and shall be applied in the following order of priority (1) first to the Insurer, an amount equal to any interest paid by such Insurer to the Class A Lenders with respect to Class A Advances which are Film-Related Advances with respect to such abandoned Motion Picture, (2) second to the Class A Lenders, an amount equal to the accrued and unpaid interest with respect to outstanding Class A Advances which are Film-Related Advances with respect to such abandoned Motion Picture, (3) third to the Class B Lenders, an amount equal to the accrued and unpaid interest with respect to outstanding Class B Advances which are Film-Related Advances with respect to such abandoned Motion Picture, (4) fourth: (i) with respect to proceeds of payments made to the Collateral Agent by the Completion Guarantor under a Completion Bond for such abandoned Motion Picture to the Class A Lenders, an amount equal to the outstanding Class A Advances which are Film-Related Advances; and (ii) with respect to any proceeds from insurance policies provided in accordance with Section 7(a)(vii) of the Master Agreement (which, for the avoidance of doubt, excludes the Insurance Policy) with respect to such abandoned Motion Picture to MEI and to the Class A Lenders in proportion to the relative amounts that each has advanced with respect to such abandoned Motion Picture as of the date of the insurance payment, (5) fifth to the Lenders or Insurer, as applicable, any accrued and unpaid charges included in the scope of the definition of “Maximum Charge” (as defined in the applicable Completion Bond), and (6) sixth to the Borrower Blocked Account any remaining amounts.”

(i) Inclusion of the Reserved Foreign Collection Account in the Collateral. Section 4.01 of the Credit Agreement is hereby amended to add at the end thereof:
“(n) For the avoidance of doubt, the Collateral shall include the Borrower’s interest in the Reserved Foreign Collection Account and Article IV of the Credit Agreement shall apply to Reserved Foreign Collection Account.”
(j) Additional Condition for Initial Funding of a Film Related Advance. A new clause (xxiii) is added to Section 5.02 of the Credit Agreement (and such clause shall be deemed included in the “except” parenthetical at the beginning of Section 5.02) reading as follows:
“(xxiii) As a condition of each Initial Funding which is a Film Related Advance for a Paramount Output Motion Picture, MEI shall deposit into the Borrower Blocked Account an amount equal to 33% of the Budget of the Paramount Output Motion Picture to which such Film Related Advance relates (the amount so deposited being the “MEI Paramount Pre-Sale Amount” with respect to such Paramount Output Motion Picture).”
(k) The defined term “Cumulative Pre-Sales Percentage” set forth in Schedule I of the Credit Agreement is hereby amended to add at the end thereto as follows:
“For the avoidance of doubt and notwitstanding any provision of the Transaction Documents to the contrary, the numerator described in (i) above shall include all MEI Paramount Pre-Sale Amounts.”
(l) Authorization to Establish the Reserved Foreign Collection Account. Ambac hereby authorizes the Collateral Agent and the Collateral Agent hereby agrees to establish and control the Reserved Foreign Collection Account as contemplated by this Amendment No. 6.
SECTION 2. Representations and Warranties of the Marvel Parties.
2.1 The Marvel Parties each hereby represents and warrants to Ambac as follows:
(a) It is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b) The execution, delivery and performance by it of this Amendment No. 6 and each Transaction Document to which it is a party, and the transactions contemplated hereby and thereby, are within its limited liability company or corporate powers, have been duly authorized by all necessary limited liability company or corporate action, and do not (i) contravene, or constitute a default under, its constitutive documents, (ii) violate any Law or applicable writ, judgment, injunction, decree, determination or award except where such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on it or any of its properties, in each case which breach or default has not been permanently waived in accordance therewith or (iv) result in or require the creation or imposition of any Adverse Claim upon or with respect to any of its properties, other than Permitted Liens.

(c) No consent of any other Person and no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party that has not been obtained is required for the due execution, delivery or performance by it of this Amendment No. 6 or any Transaction Document to which it is or is to be a party.
(d) This Amendment No. 6 has been, and each Transaction Document to which it is a party has been, duly executed and delivered by it and is its legal, valid and binding obligation, enforceable against it in accordance with the terms of such document, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.
2.2 In addition, the Marvel Parties each hereby represents and warrants to Ambac as follows:
No Event of Default, Potential Event of Default, MSI Default Event, MEI Event of Default or Acceleration Event has occurred and is continuing or would result from the execution, delivery and performance by it of this Amendment No. 6 and the transactions contemplated hereby.
SECTION 3. Reference to and Effect on the Transaction Documents, Etc.
(a) This Amendment No. 6 shall pertain only to the matters expressly referred to above and is effective only for the limited purposes set forth above, and shall not be deemed to authorize any other action or non-compliance on the Borrower’s, MPROD’s or Marvel Studio’s part.
(b) The Transaction Documents, as specifically modified by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 Acknowledgment No. 1 and this Amendment No. 6 are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Amendment No. 6 constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby.
SECTION 4. Execution in Counterparts. This Amendment No. 6 may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment No. 6. Delivery of an executed counterpart of a signature page to this Amendment No. 6 by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment No. 6.
SECTION 5. Governing Law. This Amendment No. 6 shall be governed by, and construed in accordance with, the internal laws of the State of New York.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 6 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AMBAC ASSURANCE CORPORATION

By	/s/ Kevin Graham

	Name:	Kevin Graham
	Title:	First Vice President

MARVEL ENTERTAINMENT, INC.

By	/s/ John Turitzin

	Name:	John Turitzin
	Title:	Executive Vice President and General Counsel

MVL FILM FINANCE LLC

By	/s/ Mike Ross

	Name:	Mike Ross
	Title:	Senior Vice President

MVL PRODUCTIONS LLC

By	/s/ Ryan Potter

	Name:	Ryan Potter
	Title:	Secretary

MARVEL STUDIOS, INC.

By	/s/ Tim Connors

	Name:	Tim Connors
	Title:	Executive Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
as Collateral Agent

By	/s/ Andres E. Serrano

Name: Andres E. Serrano
Title: Vice President

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